Warrant Agreement
28333_3 - 21720/00001
WARRANT AGREEMENT

                                    Between

                              HOLLOMAN CORPORATION

                                      And

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                As Warrant Agent


for Public Offering of 1,000,000 Units of Common Stock and
Redeemable Common Stock Purchase Warrants

Dated ______________, 1998


         THIS WARRANT AGREEMENT, dated as of ______________, 1998, between Holloman Corporation, a Texas corporation (hereinafter called(the "Company"), and American Stock Transfer & Trust Company, New York, New York, as warrant agent (hereinafter called(the "Warrant Agent");

         WHEREAS, the Company proposes to issue 1,000,000 Redeemable Common Stock Purchase Warrants (hereinafter called(the "Warrants"), entitling the holders thereof to purchase one share of Common Stock, no par value (hereinafter called(the "Common Stock") for each Warrant, in connection with the proposed issuance by the Company of 1,000,000 Units, each Unit consisting of one share of Common Stock and one Warrant, and the Company also proposes to issue up to 150,000 Warrants underlying, in part, the Underwriters' over-allotment option and 100,000 Warrants underlying, in part, a warrant to purchase Units to be granted to the Representative of the Underwriters; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act in connection with the registration, transfer, exchange and exercise of Warrants;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1.  Appointment  of Warrant  Agent.  The Company  hereby  appoints  the
Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

         2. Form of Warrant. The text of the Warrant and of the form of election to purchase shares to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. The Warrant Price to purchase one share of Common Stock shall be as provided and defined in Section 8. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board or President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrants shall be dated as of the date of issuance thereof by the Warrant Agent either upon initial issuance or upon transfer or exchange.

         3. Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. The Warrants shall be countersigned by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear

Warrant Agreement
28333_3 - 21720/00001
thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.
         4. Transfers and Exchanges. The Warrant Agent shall transfer, from time to time after the sale of the Units, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee, and the surrendered Warrant shall be cancelled by the Warrant Agent. Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time. The Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. The Warrant Agent is hereby irrevocably authorized to countersign in accordance with Section 3 of this Agreement the new Warrants required pursuant to the provisions of this section, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

         5. Exercise of Warrants. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised as in such Warrants expressed, to purchase from the Company (and the Company shall issue and sell to such registered holder of warrants) the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender of such Warrants to the Company at the office of the Warrant Agent, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the Company of the Warrant Price for the number of shares of common stock in respect of which such Warrants are then exercised. Payment of such Warrant Price may be made in cash, or by certified or official bank check, payable in United States dollars, to the order of the Warrant Agent. No adjustment shall be made for any dividends on any shares of Common Stock issuable upon exercise of a Warrant. Upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of the Warrant Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the transfer books aforesaid, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the shares specified therein, and in the event that any Warrant is exercised in respect of less than all of the shares specified therein, a new Warrant or Warrants will be issued for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

         6. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company will issue and the Warrant Agent will countersign and deliver in exchange and substitution for and upon cancellation of the mutilated warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         7.       Reservation and Registration of Common Stock.

         A. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the Transfer Agent for the Common Stock and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time such Transfer Agent for stock certificates required to honor outstanding Warrants. The Company will supply such Transfer Agents with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided in Section 9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants.

         B. The Company represents that it has registered under the Securities Act of 1933, as amended, the shares of Common Stock issuable upon exercise of the Warrants and will use its best efforts to maintain the effectiveness of such registration by post-effective amendment during the entire period in which the Warrants are exercisable, and that it will use its best efforts to qualify such Common Stock for sale under the securities laws of such states of the United States as may be necessary to permit the exercise of the Warrants in the states in which the Units are initially qualified and to maintain such qualifications during the entire period in which the Warrants are exercisable.

         8.       Warrant Price; Adjustments.

         A. The price at which Common Stock shall be purchasable upon exercise of Warrants at any time after the Common Stock and Warrants become separately tradable until ____________, 2003 (hereinafter called(the "Warrant Price") shall be $_____ per share of common stock or, if adjusted as provided in this Section, shall be such price as so adjusted.

         B. The Warrant Price shall be subject to adjustment from time to time as follows:

                                    (1) Except as hereinafter  provided, in case
                  the Company shall at any time or from time to time after the date hereof issue any additional shares of Common Stock for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such additional shares, or without consideration, then, upon each such issuance, the Warrant Price in effect immediately prior to the issuance of such additional shares shall forthwith be reduced to a price (calculated to the nearest full cent) determined by dividing:

                                            (a) An amount equal to (i) the total
                           number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Warrant Price in effect immediately prior to such issuance, plus (ii) the consideration. if any. received by the Company upon such issuance, by

                                            (b) The  total  number  of shares of
                           Common  Stock   outstanding   immediately  after  the
                           issuance of such additional shares.

                                    (2) The  Company  shall not be  required  to
                  make any such adjustment of the Warrant Price in accordance with the foregoing if the amount of such adjustment shall be less than $0.05 (adjustment will be made when cumulative adjustment equals or exceeds $0.05) but in such case the Company shall maintain a cumulative record of the Warrant Price as it would have been in the absence of this provision (the "Constructive Warrant Price"), and for the purpose of computing a new Warrant Price after the next subsequent issuance of additional shares (but not for the purpose of determining whether an adjustment thereof is required under the terms of this paragraph) the constructive Warrant Price shall be deemed to be the Warrant Price in effect immediately prior to such issuance.

                                    (3)     For the purpose of this Section 8
the following  provisions  shall also be applicable:

                                            (a) In the case of the  issuance  of
                           additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received by the Company for such shares before deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

                                            (b)  In   case   of   the   issuance
                           (otherwise than upon conversion or exchange of shares of Common stock) of additional shares of Common Stock for a consideration other than cash or a consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company, as of the date of the adoption of the resolution of said Board, providing for the issuance of such shares for consideration other than cash or for consideration a part of which shall be other than cash, such fair value to include goodwill and other intangibles to the extent determined in good faith by the Board.

                                            (c) In case of the  issuance  by the
                           Company after the date hereof of any security (other than the Warrants) that is convertible into shares of Common Stock or of any warrants, rights or options to purchase shares of Common stock (except the options and warrants referred to in subsection H of this
                           Section 8), (i) the Company shall be deemed (as provided in subparagraph (e) below) to have issued the maximum number of shares of Common Stock deliverable upon the exercise of such conversion privileges or warrants, rights or options, and (ii) the consideration therefor shall be deemed to be the consideration received by the Company for such convertible securities or for such warrants, rights or options, as the case may be, before deducting therefrom any expenses or commissions incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance of such convertible security or warrants, rights or options, plus (A) the minimum consideration or adjustment payment to be received by the Company in connection with such conversion, or (B) the minimum price at which shares of Common Stock are to be delivered upon exercise of such warrants, rights or options or, if no minimum price is specified and such shares are to be delivered at an option price related to the market value of the subject shares, an option price bearing the same relation to the market value of the subject shares at the time such warrants, rights or options were granted; provided that as to such options such further adjustment as shall be necessary on the basis of the actual option price at the time of exercise shall be made at such time if the actual option price is less than the aforesaid assumed option price. No further adjustment of the Warrant Price shall be made as a result of the actual issuance of the shares of Common Stock referred to in this subparagraph (c). on the expiration of such warrants, rights or options, or the termination of such right to convert, the Warrant Price shall be readjusted to such Warrant Price as would have pertained had the adjustments made upon the issuance of such warrants, rights, options or convertible securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such warrants, rights or options or upon the conversion of such securities.

                                            (d) For  the  purposes  hereof,  any
                           additional shares of Common Stock issued as a stock dividend shall be deemed to have been issued for no consideration.

                                            (e) The  number  of shares of Common
                           Stock at any time outstanding shall include the aggregate number of shares deliverable in respect of the convertible securities, rights and options referred to in subparagraph (C)(c) of this paragraph; provided that with respect to shares referred to in clause (i) of subparagraph (c), to the extent that such warrants, options, rights or conversion privileges are not exercised, such shares shall be deemed to be outstanding only until the expiration dates of the warrants, rights, options or conversion privileges or the prior cancellation thereof.

         C. In case the Company shall at any time subdivide its outstanding shares of Common stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

         D. Upon each adjustment of the Warrant Price pursuant to the provisions of this Section 8, the number of shares issuable upon the exercise of each Warrant shall be adjusted by multiplying the Warrant Price in effect prior to the adjustment by the number of shares of Common Stock covered by the warrant and dividing the product so obtained by the adjusted Warrant Price.

         E. Except upon consolidation or reclassification of the shares of Common Stock of the Company as provided for in subsection (c) C hereof and except for readjustment of the Warrant Price upon expiration of warrants, rights or options as provided for in subparagraph (c) of paragraph 3 of subsection (B) B hereof, the Warrant Price in effect at any time may not be adjusted upward or increased in any manner whatsoever.

         F. Irrespective of any adjustment or change in the warrant Warrant Price or the number of shares of Common Stock actually purchasable under the several Warrants, the Warrants theretofore and thereafter issued may continue to express the Warrant Price per share and the number of shares purchasable thereunder as the Warrant Price per share and the number of shares purchasable were expressed in the Warrants when initially issued.

         G. If any capital reorganization or reclassification of the capital stock of the Company (other than a distribution of stock in accordance with
Section 10(B)) 10.B) or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, or merger or Bale sale, lawful and adequate provision shall be made whereby the holder of each Warrant then outstanding shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in the Warrants and in lieu of the shares of the common Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by each such warrant Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common stock Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by each such Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holder of each Warrant then outstanding to the end that the provisions thereof (including without limitation provisions for adjustment of the Warrant Price and of the number of shares purchasable upon the exercise of each Warrant then outstanding) shall thereafter be applicable as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of each Warrant.

         H. No adjustment of the Warrant Price shall be made in connection with the issuance or sale of shares of Common Stock issuable pursuant to currently outstanding options and warrants granted to officers, directors, employees, advisory directors, or affiliates of the Company.

         I. Whenever the Warrant Price is adjusted as herein provided, the Company shall (a) forthwith file with the Warrant Agent a certificate signed by the Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring such adjustment and the Warrant Price and the number of shares of Common Stock purchasable upon exercise of the Warrants after such adjustment and (b) cause a notice stating that such adjustment has been effected and stating the adjusted warrant Warrant Price and the number of shares of Common Stock purchasable upon exercise of the Warrants to be published at least once a week for two consecutive weeks in a newspaper of general circulation in Oklahoma City, Oklahoma and in New York, New York. The Company, at its option, may cause a copy of such notice to be sent by first class mail, postage prepaid, to each registered holder of Warrants at his address appearing on the Warrant register. The Warrant Agent shall have no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection by holders of Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Warrant Price, or with respect to the nature or extent of any adjustment of the Warrant Price when made, or with respect to the method employed in making such adjustment.

         J. The Company may retain a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected by the Board of Directors of the Company or the Executive Committee of said Board and approved by the Warrant Agent, to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8.

         K. In case at any time conditions shall arise by reason of action taken by the Company which, in the opinion of the Board of Directors of the Company, are not adequately covered by the other provisions of this Agreement and which might materially and adversely affect the rights of the holders of the Warrants, or in case at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company), who shall give their opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 8), of the Warrant Price and the number of shares of Common Stock purchasable pursuant hereto (including, if necessary, any adjustment as to the property which may be purchasable in lieu thereof upon exercise of the Warrants) which is, or would be, required to preserve without dilution the rights of the holders of the Warrants. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or the taking of any such action contemplated, as the case may be; provided, however, that no adjustment of the Warrant Price shall be made which in the opinion of the accountant or firm of accountants giving the aforesaid opinion would result in an increase of the Warrant Price to more than the Warrant Price then in effect except as otherwise provided in subsection E of this Section 8.

         9. No Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. If any fraction of a share of Common Stock would, except for the provisions of this section, be issuable on the exercise of any warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the current value of such fraction (a) computed, if the Common Stock shall be listed or admitted to unlisted trading privileges on any national or regional securities exchange, on the basis of the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise upon which such a sale shall have been effected (or, if the Common Stock shall be listed or admitted to unlisted trading privileges on more than one such exchange, on the basis of such price on the exchange designated from time to time for such purpose by the Board of Directors of the Company) or (b) computed, if the Common Stock shall not be listed or admitted to unlisted trading privileges, on the basis of the average of the high and low bid prices of the Common Stock in the Nasdaq Stock Market, on the last business day prior to the date of exercise.

         10.      Notice to Warrant Holders.

         A. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders for the election of directors of the Company or any other matters, or any rights whatsoever as stockholders of the Company; provided, however, that in the event that a meeting of stockholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and goodwill as an entirety, then and in that event the Company shall cause a notice thereof to be published at least once a week for two consecutive weeks in a newspaper of general circulation in Oklahoma City, Oklahoma and New York, New York, such publication to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stock holders entitled to vote at such meeting. The Company shall also cause a copy of such notice to be sent by first class mail, Postage postage prepaid, at least 20 days prior to said date fixed as a record date or said date of closing the transfer books, to each registered holder of Warrants at his address appearing on the Warrant register; but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then for and after the date on which such voluntary dissolution shall have been duly authorized by the stockholders, the purchase rights represented by the Warrants and other rights with respect thereto shall cease and terminate.

         B. If the Company shall make any distribution on, or to holders of, its Common Stock (or other property which may be purchasable in lieu thereof upon the exercise of Warrants) of any property (other than a cash dividend), the Company shall cause a notice of its intention to make such distribution to be published at least once a week for two consecutive weeks in a newspaper of general circulation in Oklahoma City, Oklahoma and New York, New York, such publication to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to receive such distribution. The Company shall also cause a copy of such notice to be sent by first class mail, postage prepaid, at least 20 days prior to said date fixed as a record date or said date of closing the transfer books, to each registered holder of Warrants at his address appearing on the Warrant register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

         11.      Disposition  of Proceeds on Exercise of Warrants.

         A. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of shares of the Company's stock through the exercise of such Warrants.

         B. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its principal office.

         12.      Redemption of Warrants.

         A. At any time on or after _______________, 1999, the Company may, at its option, redeem some or all of the outstanding Warrants at $0.05 per Warrant, upon thirty (30) days' prior written notice, if the closing sale price of the Common Stock on the American Stock Exchange or any other national securities exchange, or the closing bid quotation on the Nasdaq Stock Market, has equaled or exceeded $_____ for ten (10) consecutive trading days preceding the date notice of redemption is given (the "Redemption Price"). In the event of an adjustment in the Warrant Price pursuant to Section 8, the Redemption Price shall also be automatically adjusted. In order to redeem the Warrants, the Company must have on file with the Securities and Exchange Commission a current registration statement pertaining to the Common Stock underlying the Warrants.

         B. The election of the Company to redeem some or all of the Warrants shall be evidenced by a resolution of the Board of Directors of the Company.

         C. Warrants may be exercised at any time on or before the date fixed for redemption (the "Redemption Date").

         D. Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each holder of Warrants, at his address appearing in the Warrant register.

         All notices of redemption shall state:

                                    (1)     The Redemption Date;

                                    (2)   That  on  the   Redemption   Date  the
                  Redemption Price will become due and payable upon each Warrant;

                                    (3) The place where such  Warrants are to be
                  surrendered for redemption and payment of the Redemption Price; and

                                    (4)  The  current   Warrant   Price  of  the
                  Warrants, the place or places where such Warrants may be surrendered for exercise, and the time at which the right to exercise the Warrants will terminate in accordance with this Agreement.

         E. Notice of redemption of Warrants at the election of the Company shall be given by the Company or, at the Company's request, by the Warrant Agent in the name and at the expense of the Company.

         F. Prior to any Redemption Date, the Company shall deposit with the Warrant Agent an amount of money sufficient to pay the Redemption Price of all the Warrants which are to be redeemed on that date. If any Warrant is exercised pursuant to Section 5, any money so deposited with the Warrant Agent for the redemption of such Warrant shall be paid to the Company.

         G. Notice of redemption having been given as aforesaid, the Warrants so to be redeemed shall, on the Redemption Date, become redeemable at the Redemption Price therein specified and on such date (unless the Company shall default in the payment of the Redemption Price), such Warrants shall cease to be exercisable and thereafter represent only the right to receive the Redemption Price. Upon surrender of such Warrants for redemption in accordance with said notice, such Warrants shall be redeemed by the Company for the Redemption Price.

         13. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 15 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and at such time any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the Warrant Agent and deliver such warrants so countersigned; and in case at the time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor warrant agent; and in all such cases such Warrants shall have the full force provided in the warrant Warrant and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants whether in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         14. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         A. The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

         B. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

         C. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it to perform any duty hereunder either itself or by or through its attorneys, agents or employees.

         D. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, Buffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

         E. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         F. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the warrant Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

         G. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any cost and expense which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         H. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         I. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

         15. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by publication, of such resignation, specifying a date when such resignation shall take effect, which notice shall be published at least once a week for two consecutive weeks in a newspaper of general circulation in Oklahoma City, Oklahoma and New York, New York, prior to the date so specified. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like publication. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his warrant for inspection by the Company), then the registered holder of a Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent.

         Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having its principal office, and having capital and surplus as shown by its last published report to its stockholders, of at least $1,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or publish any notice provided for in this section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

         16. Identify of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Common Stock or of any subsequent Transfer Agent for shares of the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

         17. Notices. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                  Holloman Corporation
                  5257 West Interstate 20
                  Odessa, Texas  79763
                  Attention:  President

         Any notice pursuant to this Agreement to be given or made by the Company or the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the warrant Agent with the Company) as follows:

                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, New York  10005

         18. Supplements and Amendments. The Company and the Warrant Agent may from time to supplement or amend this Agreement without the approval of any holders of Warrants (i) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or ; (ii) to extend the expiration date of the Warrants or lower the Warrant Price; or (iii) to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the holders of Warrants.

         19. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         20. Merger or Consolidation of the Company. The Company shall not effect any consolidation or merger with, or sale of substantially all its property to, any other corporation unless the corporation resulting from such merger (if not the Company) or consolidation or the corporation purchasing such property shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         21. Texas Contract. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said state.

         22. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

         23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes by deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof.

Warrant Agreement
28333_3 - 21720/00001
HOLLOMAN CORPORATION


By:
       John Mark E. Holdridge Stevenson, President and Chief
Executive Officer


AMERICAN STOCK TRANSFER & TRUST COMPANY


By:

Warrant Agreement
28333_3 - 21720/00001

Warrant Agreement
28333_3 - 21720/00001
28333_3 - 75205/00003
                                    No. ____
                          EXHIBIT A


                           FORM OF

                     HOLLOMAN CORPORATION

           REDEEMABLE COMMON STOCK PURCHASE WARRANT
         TO PURCHASE ________ SHARES OF COMMON STOCK

             EXERCISABLE ON OR BEFORE 5:00 P. M.,
          NEW YORK, NEW YORK TIME, ___________ 2003

         This Warrant Certifies that  _____________________________________,  or registered assigns, is the holder of _______________ Warrants expiring _______, 2003, to purchase Common Stock, no par value per share (the "Common Stock"), of Holloman Corporation, a Texas corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company at any time after the Shares and Warrants become separately tradable and until 5:00 p.m., New York, New York time, on ________, 2003 (subject to extensions in the sole discretion of the Company, the "Expiration Date") ________ fully-paid and non-assessable shares of Common Stock at the exercise price (the "Exercise Price") of $____ per share upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent in New York, New York, but only subject to the conditions set forth herein and in the Warrant Agreement. Payment of the Exercise Price may be made in cash or by certified check payable to the order of the Company. As used herein, "Shares" refers to the Common Stock offered by the Prospectus dated ____________, 1998, and, where appropriate, to the other securities or property issuable upon exercise of a Warrant as provided for in the Warrant Agreement upon the happening of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised after 5:00 p.m., New York, New York time, on the Expiration Date. To the extent not exercised by such time, the Warrants shall be cancelled and retired notwithstanding delivery of the related Warrant Certificate. All Warrants evidenced hereby shall thereafter be void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse in hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

Dated:                     , 1998

Warrant Agreement
28333_3 - 21720/00001
28333_3 - 75205/00003
HOLLOMAN CORPORATION


By:
       John Mark E. Holdridge Stevenson, President and Chief
Executive Officer


AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


By:

Warrant Agreement
28333_3 - 21720/00001
28333_3 - 75205/00003

Warrant Agreement
28333_3 - 21720/00001
28333_3 - 75205/00003
                           FORM OF
                     ELECTION TO PURCHASE



Holloman Corporation
c/o American Stock Transfer & Trust Company
40 Wall Street
New York, New York  10005


         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein, and requests that certificates for such shares shall be issued in the name of and be delivered to at and, if said number of shares shall not be all of the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Date:___________________

Name of Warrant Holder:______________________________
                                    (Please Print)

Signature:___________________________________________
                  (Signature must conform
                  in all respects to name of
                  holder as specified on
                  the face of the Warrant
                  Certificate)

Address:____________________________________________
         ============================================

Warrant Agreement
28333_3 - 21720/00001
28333_3 - 75205/00003
                            FORM OF
                          ASSIGNMENT


         For value received,
does hereby well, assign and transfer unto the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the within-named Corporation, with full power of substitution in the promises,

Date:___________________


Signature:___________________________________________
                  (Signature must conform
                  in all respects to name of
                  holder as specified on
                  the face of the Warrant
                  Certificate)